EXHIBIT 99.1 PRESS RELEASE ISSUED MAY 17, 2004


FOR IMMEDIATE RELEASE
MAY 17, 2004

                                  PRESS RELEASE

           1. Citizens Financial Announces First Quarter 2004 Results


LOUISVILLE, KY-- May, 17 2004 -- Citizens Financial Corporation (NASDAQ-CNFL) Friday reported a net loss in the quarter ended March 31, 2004 of $110,000 or $0.07 per share, compared to a net loss of $333,000 or $0.20 per share in the first quarter of 2003. Premium income decreased 21% to $7,073,000 from the first quarter of 2003 while total revenues decreased 11%. Investment income for the quarter was up 18% from the first quarter of 2003. For 2004, the Company realized pre-tax investment portfolio gains of $228,000 and a pre-tax loss from operations of $374,000, compared to realized investment losses of $276,000 and a pre-tax loss from operations of $130,000 for the first quarter of 2003. Shareholders' equity increased 6% during the quarter to $22,100,000, with unrealized after-tax investment gains of approximately $1,372,000.

The increase in the pre-tax loss from operations is principally due to declining premiums and increased mortality rates, partially offset by increased net investment income and a decrease in general expenses. Premiums for the Company's Preneed products declined $1,978,000 or 53% while Preneed death claims decreased only $11,000. General expenses were down 3% during 2004 compared to 2003, while net investment income was up 18%.

Detailed financial information is available in the Company's Quarterly Report on Form 10-Q for the quarter filed with the Securities and Exchange Commission.

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements involve uncertainties and are based on management's current expectations. For a discussion of factors that could cause actual results to differ from those described in the forward-looking statements, and a detailed discussion of the Company's insurance operations, asset quality, capital adequacy, debt, liquidity and factors affecting future performance, see the Company's Form 10-Q for the quarter and Form 10-K for 2003 which have been filed with the Securities and Exchange Commission and can be accessed at

                          www.citizensfinancialcorp.com

Citizens Financial is the Louisville-based parent of Citizens Security Life Insurance Company.

                        For further information contact:
                                Len E. Schweitzer
                           Vice President & Treasurer
                                 (502) 244-2420

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

Citizens Financial Corporation
Results in tabular form:



                                                                   Quarter ended March 31
                                              ------------------------------ ---- -----------------------------
                                                          2004                                2003
                                              ------------------------------      -----------------------------
Revenues                                      $         8,971,000                 $        10,131,000
Net Income (Loss) applicable
   to Common Stock                            $          (110,000)                $          (333,000)
Net Income (Loss) Per Share:                  $             (0.07)                $             (0.20)


                                                              Selected Financial Position Data

                                              ------------------------------ ---- -----------------------------
                                                          2004                                2003
                                              ------------------------------      -----------------------------
Total Assets                                  $       160,493,000                 $      149,365,000
Notes Payable                                 $         6,804,000                 $        7,121,000
Shareholders' Equity                          $        22,100,000                 $       17,835,000
Shareholders' Equity per share                $             13.11                 $            10.58
